Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Merrill Lynch & Co., Inc. and subsidiaries (“Merrill Lynch”) of our report dated February 23, 2009 (March 10, 2010 as to Note 3), relating to the 2008 consolidated statements of earnings/(loss), changes in stockholders’ equity, comprehensive income/(loss) and cash flows (which report expresses an unqualified opinion on those financial statements, and includes explanatory paragraphs regarding (1) Merrill Lynch becoming a wholly-owned subsidiary of Bank of America Corporation on January 1, 2009 and (2) the retrospective adjustment in the 2008 financial statements for a change in the composition of reportable segments), appearing in this Annual Report on Form 10-K of Merrill Lynch for the year ended December 31, 2010.

Filed on Form S-3:

Registration Statement No. 333-158302

Filed on Form S-8:

Registration Statement No. 333-170404

Registration Statement No. 333-156036

Registration Statement No. 333-163003

/s/  Deloitte & Touche LLP
New York, New York
February 28, 2011